UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2023

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Blue Hill Plaza 3rd Floor
Pearl River, New York		10965
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 914 347-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the Annual Meeting of Stockholders of Acorda Therapeutics, Inc. (the “Company”) held on June 22, 2023 (the “Annual Meeting”), the Company’s stockholders of record as of the close of business on April 24, 2023 (the “Record Date”) elected Thomas Burns to the Company’s Board of Directors (the “Board”). Mr. Burns will serve as a Class III director and his term will expire at the Company’s 2026 annual meeting of stockholders. Mr. Burns will be eligible to receive compensation in respect of his Board service under the Company’s non-employee director compensation policy, including cash compensation as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 27, 2023, and an initial equity grant of 2,400 shares of the Company's common stock as of June 22, 2023, and an annual equity grant, comprised of an option to purchase 1,200 shares of the Company’s common stock provided he is a director of the Company on the date of grant.

Under the Company’s non-employee director compensation policy, annual and initial equity grants vest over a 12 month period in equal quarterly installments, in each case subject to the non-employee director’s continued service to the Board through the applicable vesting date. On June 22, 2023, Mr. Burns was granted an initial equity grant, comprised of an option to purchase 2,400 shares of the Company’s common stock under the Company’s 2015 Omnibus Incentive Compensation Plan, as amended, at an exercise price of $12.99 per share, the closing share price on the date of grant. There is no arrangement or understanding between Mr. Burns and any other person pursuant to which Mr. Burns was selected as a director. The Board has affirmatively determined that Mr. Burns is independent and has no material direct or indirect interest in a related party transaction that requires disclosure.

On June 27, 2023, the Board appointed Mr. Burns as a member of its Audit Committee and as a member of its Nominations and Governance Committee, each appointment effective immediately.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 22, 2022, at which only stockholders as of the Record Date were entitled to vote. All share amounts do not reflect the Company’s one-for-twenty reverse stock split of its outstanding common stock which became effective on June 2, 2023. As of the Record Date, there were 24,343,239 shares of common stock outstanding and entitled to vote at the Annual Meeting of which 14,849,566 shares were represented by proxy, constituting a quorum on all matters voted upon. The final voting results of the Annual Meeting are as follows:

Proposal One: Election of Directors

As described in the Company’s 2023 Proxy Statement, the Company’s Board nominated two individuals to serve as Class III directors for a term expiring on the date of the Company’s 2026 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. All of such nominees were elected by a plurality vote in accordance with the Company’s Bylaws, as follows:

Director	For	Withheld	Broker Non-Votes
Ron Cohen, M.D.	8,887,411	1,424,537	4,537,618
Thomas Burns	5,653,845	4,658,103	4,537,618

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, by the following vote:

For	Against	Abstentions
12,959,478	1,803,347	86,741

Proposal Three: Advisory Vote to Approve Named Executive Officer Compensation

The Company’s stockholders voted, in an advisory, non-binding manner, to approve the compensation of the Company’s Named Executive Officers as disclosed in the Company’s 2023 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “Say-on-Pay Vote”). The Company’s stockholders voted as follows to approve such executive compensation pursuant to the Say-on-Pay Vote:

For	Against	Abstentions	Broker Non-Votes
5,543,869	4,749,896	18,183	4,537,618

Proposal Four: Advisory Vote on the Frequency of Holding Future Executive Compensation Advisory Votes

The Company’s stockholders voted, in an advisory, non-binding manner, to approve the frequency of holding future Say-on-Pay Votes as disclosed in the Company’s 2023 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “Say-on-Frequency Vote”) every one year. The Company’s stockholders voted as follows to approve the Say-on-Frequency Vote:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
6,109,548	15,610	95,310	4,091,480	4,537,618

Board Recommendation on Frequency of Say-on-Pay

Based on these results, and consistent with the recommendation of the Board, the Board has determined that the Company will hold an advisory vote on named executive officer compensation every one year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

Date:	June 27, 2023	By:	/s/ Michael Gesser
Name: Michael Gesser Title: Chief Financial Officer and Treasurer